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                                                                    Exhibit 16.1




April 20, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Bio-Vascular, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of the Form 8-K, as part of the Company's Form 8-K report dated April 19, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP